FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 7, 2007

GLOBETEL COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3rd Ave., Suite 101, Fort Lauderdale, FL 33301
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 954-332-3759

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Concurrent with the resignation of Peter A. Khoury as GlobeTel Communication Corp.’s (the Company) Chief Executive Officer as set forth in Item 5.02(b), below, the Company entered into a “Mutual Release and Separation Agreement” with Mr. Khoury.

The Agreement calls for the payment of Mr. Khoury’s outstanding expenses, accrued unpaid salary in the amount of $83,333, and severance in the amount of $125,000. These cash amounts will be paid out over the course of 12 months. However, should the Company raise funds through a financing, Khoury would receive a lump sum payment 10% of the first financing and 15% of any subsequent financing as payment towards the amounts owed.

The agreement also calls for the issuance of 1,333,333 options to purchase GlobeTel Common stock at $.36 per share representing a pro-rata amount of options due under his employment agreement; 500,000 options to purchase common stock at $.26 per share also due under his employment agreement; and 801,045 shares of common stock for accrued stock compensation. He will forfeit 657,894 options with an exercise price of $.19 that were issued in May 2007 and retain 657,895 options then granted.

The Agreement provides for a mutual release between Khoury and the Company and reiterates the Company’s indemnification obligations pursuant to the Company’s by-laws.

Item 3.02 Sale of Unregistered Equity Securities

Pursuant to the “Mutual Release and Separation Agreement” as set forth in Item 1.01, above, the Company is issuing 801,945 common shares, and 1,333,333 options to purchase common stock at $.36 per share and 500,000 options to purchase common stock at $.26 per share. The options have a 3 year term.

Item 5.02(b)

Peter A. Khoury has resigned as the Company’s chief executive officer and from the Company’s board of directors. Mr. Khoury had no disputes with the Company.

Item 5.02(d)

The Board of Directors appointed Jonathan Leinwand as the Company’s Chief Executive Officer. Mr. Leinwand was already a member of the Board of Directors and the Company’s General Counsel.

Mr. Leinwand joined GlobeTel as General Counsel in June 2005 and became a director in August 2005. Prior to joining Globetel, he was in private practice since 1996 concentrating in the areas of corporate and securities law, representing a number of public companies. As part of his practice, Mr. Leinwand also served as a deal-maker for several US and foreign corporations arranging strategic alliances and funding both in the US and abroad. Mr. Leinwand graduated from the University of Miami with honors degrees in Political Science and Communications and graduated cum laude from the University of Miami School of Law.

Item 7.01 Regulation FD

On September 7, 2007 the Company disseminated a press release announcing changes to the Company’s management and Board of Directors

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement

99.1	Press Release dated September 7, 2007

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GlobeTel Communications Corp.

Dated: September 7, 2007
By:  /s/ Przemyslaw Kostro

Przemyslaw Kostro
Chairman of the Board